Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130969, 333-136511, 333-147288, 333-148197, 333-149503, 333-156915, 333-160529, 333-176180, and 333-190319) of Electronics For Imaging, Inc. of our report dated February 19, 2014, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 17, 2015